UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2005

LASALLE HOTEL PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 941-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.

On November 28, 2005, LaSalle Hotel Properties issued a press release announcing that it has signed separate agreements to acquire three hotels. A copy of such press release is furnished as Exhibit 99.1 to this report.

ITEM 8.01. OTHER EVENTS.

LaSalle Hotel Properties today announced that it has signed separate agreements to acquire three hotels: the Hilton San Diego Resort in San Diego, California for $91.2 million; the Holiday Inn Downtown in Washington, DC for $44.6 million; and the Best Western University Tower Hotel in Seattle, Washington for $26.4 million. The hotels are being acquired from unrelated sellers in separate transactions. The transactions are all expected to close by January 31, 2006; however, they are subject to customary closing conditions and certain approvals. The Company makes no assurances that any or all of these property acquisitions will close.

The Hilton San Diego Resort will be managed by Noble House Hotels & Resorts. The Company anticipates investing over $21 million to renovate and reposition the Holiday Inn Downtown. Upon completion of the renovation and repositioning, which is expected to be in early 2007, the hotel will be operated as a luxury, independent hotel. The Company intends to abandon the Best Western University Tower hotel’s brand affiliation and have Noble House Hotels & Resorts operate the hotel as an upscale independent hotel.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit No.	Description
99.1	Press release, dated November 28, 2005, issued by LaSalle Hotel Properties, regarding contracts to acquire three hotels.

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASALLE HOTEL PROPERTIES

Dated: November 28, 2005	BY:	/s/ HANS S. WEGER
Hans S. Weger
Executive Vice President, Treasurer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated November 28, 2005, issued by LaSalle Hotel Properties, regarding contracts to acquire three hotels.